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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 24, 2014, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-195506) and related Prospectus of Athlon Holdings LP for the offer to exchange up to $500 million of its 7 3/8% Senior Notes due 2021.

/s/ Ernst & Young LLP

Fort Worth, Texas
July 21, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm